Exhibit 5

SERIES F CONVERTIBLE PREFERRED STOCK

PURCHASE AGREEMENT

THIS SERIES F CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (“Agreement”) is made as of December 22, 2011 by and among Acceleron Pharma Inc., a Delaware corporation (the “Corporation”) and the investors that are named on the Schedule of Investors attached hereto (the “Investors”).

WHEREAS, the Investors wish to purchase from the Corporation, and the Corporation wishes to sell to the Investors, up to an aggregate of 9,704,756 shares of the Corporation’s Series F Convertible Preferred Stock, $.001 par value per share (the “Series F Preferred Stock”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

SECTION 1. Amended and Restated Certificate of Incorporation. Prior to the Closing (as defined in Section 3.1), the Corporation filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation (the Certificate of Incorporation of the Corporation as so amended and restated and as in effect on the date hereof being hereinafter referred to as the “Certificate of Incorporation”), a copy of which is attached hereto as Exhibit 1.

SECTION 2. Purchase and Sale of the Series F Preferred Stock.

2.1 Series F Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Corporation agrees to issue and sell to the Investors identified on the Schedule of Investors the number of shares of Series F Preferred Stock (the “Series F Shares”) set forth on the Schedule of Investors. Each Investor named on the Schedule of Investors, acting severally and not jointly, agrees to purchase from the Corporation at the Closing the number of Series F Shares, at the aggregate purchase price, set forth opposite the name of such Investor on the Schedule of Investors.

SECTION 3. Closing.

3.1 Closing. The closing of the sale and purchase of the Series F Shares (the “Closing”) shall take place upon the execution of this Agreement at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts, or at such other location as may be agreed upon among the Investors and the Corporation. At the Closing, the Corporation shall issue and deliver to each Investor a certificate or certificates for shares of Series F Preferred Stock, registered in the name of such Investor, in the amount representing the number of Series F Shares being purchased by such Investor, against payment by such Investor to the Corporation of the aggregate purchase price therefor in the form of (a) a certified or bank check payable to the order of the Corporation, (b) a wire transfer to a bank account designated by the Corporation or (c) a combination of (a) and (b).

SECTION 4. Representations and Warranties of the Corporation. The Corporation represents and warrants to the Investors as follows:

4.1 Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted by it and to carry out the transactions contemplated by this Agreement. The Corporation is duly qualified as a foreign corporation and is in good standing in all such jurisdictions (which jurisdictions are listed in Schedule 4.1A) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any failure to be so qualified would not materially and adversely affect the financial condition, results of operations, assets, liabilities business or prospects of the Corporation.

4.2 Capitalization. Immediately prior to the Closing, the entire authorized capital stock of the Corporation consists of:

(a) 104,013,161 shares of Common Stock, $.001 par value per share (“Common Stock”), of which (i) 9,579,636 shares have been issued and are outstanding, fully paid and nonassessable; (ii) no shares are held as treasury shares; (iii) 18,000,000 have been reserved for issuance upon exercise of options granted or to be granted under stock purchase, stock option or other equity incentive plans of the Corporation; (iv) 26,069,980 shares have been reserved for issuance upon conversion of the outstanding shares of Series A Preferred Stock of the Corporation and shares of Series A Preferred Stock issuable upon exercise of outstanding warrants; (v) 16,944,378 shares have been reserved for issuance upon conversion of the Series B Preferred Stock and shares of Series B Preferred Stock issuable upon exercise of outstanding warrants; (vi) 11,923,077 shares have been reserved for issuance upon conversion of the Series C Preferred Stock; (vii) 2,014,652 shares have been reserved for issuance upon conversion of the Series C-1 Preferred Stock and shares of Series C-1 Preferred Stock issuable upon exercise of outstanding warrants; (viii) 955,414 shares have been reserved for issuance upon conversion of the Series D Preferred Stock; (ix) 2,802,548 shares have been reserved for issuance upon conversion of the Series D-1 Preferred Stock; (x) 3,662,422 shares have been reserved for issuance upon conversion of the Series E Preferred Stock and 3,486,395 shares have been reserved for issuance upon exercise of outstanding warrants issued pursuant to the Series E Convertible Preferred Stock and Warrant Purchase Agreement dated June 10, 2010; and (xi) 9,704,756 shares have been reserved for issuance upon conversion of the Series F Preferred Stock;

(b) 26,069,980 of Series A Preferred Stock, 25,643,980 shares of which are issued and outstanding;

(c) 16,944,378 shares of Series B Preferred Stock, 16,816,810 of which are issued and outstanding;

(d) 11,923,077 shares of Series C Preferred Stock, 11,912,333 shares of which are issued and outstanding;

(e) 2,014,652 shares of Series C-1 Preferred Stock, 1,831,502 shares of which are issued and outstanding;

(f) 955,414 shares of Series D Preferred Stock, 939,847 of which are issued and outstanding;

(g) 2,802,548 shares of Series D-1 Preferred Stock, 2,547,771 of which are issued and outstanding;

(h) 3,662,422 shares of Series E Preferred Stock, 3,264,333 of which are issued and outstanding; and

(i) 9,704,756 shares of Series F Preferred Stock, all of which are being issued at the Closing and immediately thereafter will be issued and outstanding, fully paid and nonassessable and will be held by the Investors.

Schedule 4.2 contains a list of all holders of capital stock of the Corporation and options, warrants or rights to purchase such capital stock that will be outstanding immediately before the Closing, in each case including the number of shares of capital stock held by, or subject to purchase pursuant to the exercise of any option, warrant or right held by, each such holder. Except as set forth in Schedule 4.2, there are no outstanding shares of capital stock of the Corporation or warrants, options, agreements, convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of its capital stock or other securities as of the Closing. Except as set forth in Schedule 4.2, the number of shares of capital stock, if any, issuable in connection with the securities described in the first sentence of this paragraph is not subject to adjustment by reason of the issuance of the Series F Shares or the Reserved Shares (as defined in Section 4.22). There are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation from the Corporation pursuant to any provision of law, the Certificate of Incorporation or the By-Laws or, except as set forth in Schedule 4.2, any agreement to which the Corporation is a party, or otherwise. Except as set forth in the Amended and Restated Registration Rights Agreement, Amended and Restated Voting Agreement, Amended and Restated Right of First Refusal and Co-Sale Agreement and Amended and Restated Investor Rights Agreement (each as defined in Section 4.22) or in Schedule 4.2, there is no agreement, restriction or encumbrance with respect to the sale or voting of any shares of the Corporation’s capital stock (whether outstanding or issuable upon conversion or exercise of outstanding securities). The Corporation has not violated the Securities Act of 1933, as amended (the “Securities Act”) or any securities law of any state or other jurisdiction in connection with the issuance of any securities.

4.3 Equity Investments. Except as set forth in Schedule 4.3, the Corporation does not currently own, directly or indirectly, any capital stock or other proprietary interest in any corporation, association, trust, partnership, limited liability company, limited liability partnership, joint venture or other entity.

4.4 Financial Statements. Attached as Schedule 4.4 is the unaudited consolidated balance sheet of the Corporation (the “Balance Sheet”) as of September 30, 2011 (the “Balance Sheet Date”). The Balance Sheet (a) is true and correct in all material respects, (b) is in accordance with the books and records of the Corporation, and (c) presents fairly the financial position of the Corporation as of the Balance Sheet Date.

4.5 Absence of Undisclosed Liabilities. Except as set forth in Schedule 4.5 or as reflected on the Balance Sheet, the Corporation has no liabilities of any nature (matured or unmatured, fixed or contingent) that individually or in the aggregate exceed $50,000.

4.6 Absence of Changes. Except as set forth in Schedule 4.6, since the Balance Sheet Date there has not been (a) any change in the financial condition, results of operations, assets, liabilities, business or prospects of the Corporation that, individually or in the aggregate, is materially adverse, (b) any material asset or property of the Corporation made subject to a lien of any kind, except liens for taxes not yet due and payable, (c) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Corporation, except in the ordinary course of business and that is not material to the financial condition, results of operations, assets, liabilities, business or prospects of the Corporation, (d) any waiver of any valuable right of the Corporation, or the cancellation of any debt or claim held by the Corporation, (e) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Corporation, or any agreement or commitment therefor, (f) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Corporation, except in the ordinary course of business, (g) any loan by the Corporation to, or any loan to the Corporation from, any officer, director, employee or stockholder of the Corporation, or any agreement or commitment therefor, (h) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property or business of the Corporation, (i) any change in the accounting methods or practices followed by the Corporation, (j) any amendment to the Corporation’s Certificate of Incorporation or Bylaws, except as provided in this Agreement or (k) any agreement or commitment by the Corporation to do any of the things described in this Section 4.6. Each of the occurrences described in clauses (a) through (k) above is sometimes hereinafter referred to as a “Material Adverse Change.”

4.7 Encumbrances. The Corporation has good and marketable title to all of its property and assets, real, personal or mixed, tangible or intangible, free and clear of all liens, security interests, charges and other encumbrances of any kind, except (i) liens for taxes not yet due and payable, (ii) liens securing debt reflected on the Balance Sheet, and (iii) liens arising in the ordinary course of business.

4.8 Permits. Except as set forth in Schedule 4.8, the Corporation has all franchises, permits, licenses, authorizations, approvals, certificates, consents, orders and any similar authority (collectively, the “Permits”) from state, federal and regulatory authorities of the United States, including without limitation, the United States Food and Drug Administration (the “FDA”), necessary for the conduct of its business as now being conducted by it, except for those the lack of which would not reasonably be expected to cause a Material Adverse Change. All such Permits are valid and in full force and effect. There is no FDA enforcement action pending or, to the knowledge of the Corporation, threatened against the Corporation. The Corporation is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

4.9 Intellectual Property Rights.

(a) All of the patents, trademarks, service marks, trade names, copyrights, applications for patents, trademarks, service marks and copyrights owned or licensed exclusively by the Corporation are listed in Schedule 4.9 (the “Scheduled Intellectual Property”);

(i) Except as set forth in Schedule 4.9, no royalties or other amounts are payable by the Corporation to other persons by reason of the ownership or use of the Scheduled Intellectual Property or the other Intellectual Property Rights (as defined below);

(ii) To the knowledge of the Corporation and except as set forth on Schedule 4.9, (i) no product or service marketed or sold by the Corporation and no Intellectual Property Rights licensed or proposed to be licensed by the Corporation as licensor violates any license or infringes any Intellectual Property Rights of another, and (ii) the Corporation has not received any notice that any of the Intellectual Property Rights identified in Schedule 4.9 or the operation of the business of the Corporation conflicts or will conflict with the Intellectual Property Rights of others; and

(b) There are no claims pending or threatened with respect to any Intellectual Property Rights necessary or required for the conduct of the business of the Corporation as currently conducted, nor, to the Corporation’s knowledge, does there exist any basis therefor.

As used herein, the term “Intellectual Property Rights” means all patents, trademarks, service marks, trade names, copyrights, inventions, trade secrets, know-how, proprietary processes and formulae, applications for patents, trademarks, service marks and copyrights, and other industrial and intellectual property rights.

4.10 Litigation. Except as set forth in Schedule 4.10, there is no action, suit, claim, proceeding or investigation, at law, in equity or otherwise, or by or before any governmental instrumentality or other agency, now pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation, nor, to the knowledge of the Corporation, does there exist any basis therefor.

4.11 No Defaults. Except as set forth in Schedule 4.11, the Corporation is not in violation or breach of, or in default under, any provision of the Certificate of Incorporation or By-Laws, and there exists no condition, event or act which after notice, lapse of time, or both, may constitute a violation or breach of, or a default under, the Certificate of Incorporation or By-Laws. The Corporation is not in violation or breach of, or in default under any note, indenture, mortgage, lease, contract, purchase order or other instrument, document or agreement to which the Corporation is a party or by which it or any of its property is bound or affected or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, except to the extent that any of the foregoing individually or in the aggregate would not result in a Material Adverse Change. Except as set forth in Schedule 4.11, to the knowledge of the Corporation, there exists no condition, event or act which after notice, lapse of time, or both, may constitute a violation or breach of, or a default under, any of the foregoing.

4.12 Employment of Founder, Officers, Employees and Consultants. To the knowledge of the Corporation and except as set forth on Schedule 4.12, no employee of the Corporation is in violation of any term of any contract or covenant (either with the Corporation or with another entity) relating to employment, consulting, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation. To the knowledge of the Corporation and except as set forth on Schedule 4.12, John Knopf (the “Founder”) is not obligated under any contract or subject to any judgment, decree or administrative order that would conflict or interfere with (i) the performance of the Founder’s duties as an employee, consultant, director or officer of the Corporation, as the case may be, or (ii) the Corporation’s business as conducted or proposed to be conducted.

4.13 Taxes. The Corporation has filed all federal, state, local and foreign tax returns which are required to be filed by it and all such returns are true and correct in all material respects. The Corporation has paid all taxes shown as due thereon, or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party, except, in each case, for those taxes which are not yet due and payable pursuant to such returns.

4.14 Material Agreements. Except as set forth in Schedule 4.14, the Corporation is not a party to any written or oral (a) contract with any labor union; (b) contract for the future purchase of fixed assets or materials, supplies or equipment in excess of normal operating requirements; (c) contract for the employment of any officer, employee or other person or any contract with any person on a consulting basis; (d) bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others; (e) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any assets of the Corporation; (f) guaranty of any obligation for borrowed money or otherwise; (g) lease or agreement under which the Corporation is lessee of or holds or operates any property, real or personal, owned by any other party; (h) lease or agreement under which the Corporation is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation; (i) license or lease agreement with respect to any Intellectual Property Rights; (j) agreement or other commitment for capital expenditures in excess of $50,000; (k) contract, agreement or commitment under which the Corporation is obligated to pay any broker’s fees, finder’s fees or any such similar fees, to any third party; or (l) any other contract, agreement, arrangement or understanding which is material to the business of the Corporation. Each contract, agreement, arrangement, understanding or commitment listed on Schedule 4.14 (each a “Material Agreement”) is a valid and binding obligation of the Corporation, and, to the knowledge of the Corporation, each other party thereto, enforceable against the Corporation in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)), and has been duly executed and delivered by the Corporation and, to the knowledge of the Corporation, each other party thereto. With respect to each Material Agreement, (a) the Corporation and, to the knowledge of the Corporation, each other party to such agreement has performed in all material respects all obligations required to be performed to date under such Material Agreement; (b) to the knowledge of the Corporation, no party to such Material Agreement is in default or arrears under the terms of such Material Agreement; and (c) to the knowledge of the Corporation, no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default under such Material Agreement. The Corporation has furnished to the Investors true and correct copies of all such written agreements and other documents, in each case to the extent requested by the Investors or their authorized representatives.

4.15 ERISA. Except as set forth on Schedule 4.15, neither the Corporation nor any entity required to be aggregated with the Corporation under Sections 414(b), (c), (m) or (n) of the Internal Revenue Code of 1986, as amended (the “Code”), sponsors, maintains, has any obligation to contribute to, has any liability under, or is otherwise a party to, any Benefit Plan. For purposes of this Agreement, “Benefit Plan” shall mean any plan, fund, program, policy, arrangement or contract, whether formal or informal, which is in the nature of (i) an employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or (ii) an employee welfare benefit plan (as defined in section 3(1) of ERISA).

4.16 U.S. Real Property Holding Corporation. The Corporation is not now and has never been a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Treasury Regulations promulgated by the Internal Revenue Service, and the Corporation has never filed with the Internal Revenue Service a statement with its United States income tax returns under Section 1.897-2(h) of such Regulations stating that any shares of its capital stock constitute a U.S. real property interest within the meaning of Section 897(c)(1) of the Code.

4.17 Environmental Protection. Except as set forth on Schedule 4.17, the Corporation has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. The Corporation does not presently own any real property. The operation of the business of the Corporation is in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. The Corporation has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the conduct of its operations, and the Corporation is not aware of any basis therefor. The Corporation has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the business operations conducted by the Corporation, and is in compliance with all such permits, licenses and approvals. For the purposes of this Agreement, the term “Environmental Laws” shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq. For purposes of this Agreement, the term “Hazardous Substances” shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and other materials classified as hazardous or toxic under any Environmental Laws.

4.18 Foreign Corrupt Practices Act. The Corporation has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. There is not now, and there has never been, any employment by the Corporation of, or beneficial ownership in the Corporation by, any governmental or political official in any country in the world.

4.19 Federal Reserve Regulations. The Corporation is not engaged in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the sale of Series F Shares will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

4.20 Compliance. The Corporation has complied in all material respects with all federal, state, local and foreign laws applicable to its business. The Corporation has all federal, state, local and foreign governmental licenses, registrations and permits necessary for the conduct of its business, except for those the absence of which would not materially and adversely affect the financial condition, results of operations, assets, liabilities business or prospects of the Corporation; such licenses, registrations and permits are in full force and effect; and there have been no violations of any such licenses, registrations or permits except for violations that individually or in the aggregate would not result in a Material Adverse Change. Except as set forth on Schedule 4.20, no proceeding is pending, nor has the Corporation received any oral or written notice of any proceeding that is threatened, to revoke or limit any of the foregoing licenses, registrations or permits. Without limiting the generality of the foregoing, the Corporation has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA.

4.21 Insurance. Schedule 4.21 sets forth each insurance policy (specifying the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date, the annual premium and any pending claims thereunder) maintained by the Corporation on its properties, assets, business or personnel. No notice from any insurance carrier has been received by the Corporation claiming that the Corporation is in default with respect to any provision contained in any insurance policy listed on Schedule 4.21.

4.22 Authorization of Transaction Documents. The execution, delivery and performance by the Corporation of (a) this Agreement, (b) the Amended and Restated Registration Rights Agreement of even date herewith by and among the Corporation and the Investors and certain other parties in the form of Exhibit 4.22A (the “Amended and Restated Registration Rights Agreement”), (c) the Amended and Restated Voting Agreement of even date herewith by and among the Corporation and the other parties thereto in the form of Exhibit 4.22B (the “Amended and Restated Voting Agreement”), (d) the Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith by and among the Corporation and the other parties thereto in the form of Exhibit 4.22C (the “Amended and Restated Right of First Refusal and Co-Sale Agreement”), and (e) the Amended and Restated Investor Rights Agreement of even date herewith by and among the Corporation and the other parties thereto in the form of Exhibit 4.22D (the “Amended and Restated Investor Rights Agreement” and, together with this Agreement, the Amended and Restated Registration Rights Agreement, the Amended and Restated Voting Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement and the Amended and Restated Investor Rights Agreement, the “Transaction Documents”) have been duly authorized by all requisite corporate action. The Corporation has duly authorized, executed and delivered each Transaction Document, and each Transaction Document constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)). The execution, delivery and performance of the Transaction Documents, the issuance, sale and delivery of the Series F Shares and the shares of Common Stock issuable upon conversion of the Series F Shares (the “Reserved Shares”), and compliance with the provisions hereof and thereof by the Corporation do not and will not, with or without the passage of time or the giving of notice or both, violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation under, the Certificate of Incorporation or Bylaws, any Material Agreement, or any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court naming the Corporation, or administrative agency or other governmental body.

4.23 Authorization of Series F Shares and Reserved Shares. The issuance, sale and delivery hereunder by the Corporation of the Series F Shares have been duly authorized by all requisite corporate action of the Corporation, and when so issued, sold and delivered the Series F Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others. The issuance and delivery of the Reserved Shares have been duly authorized by all requisite corporate action of the Corporation, and the Reserved Shares have been duly reserved for issuance upon conversion of any or all of the Series F Shares, and when so issued and delivered upon conversion of the Series F Shares, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

4.24 Related Transactions. Except as set forth in Schedule 4.24, no director, officer or employee of the Corporation nor any “associate” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of any such person is indebted to the Corporation, nor is the Corporation indebted (or committed to make loans or extend or guarantee credit) to any such person, nor is any such person a party to any transaction (other than as an employee or consultant) with the Corporation providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to, any such person.

4.25 Offerees. Except as set forth in Schedule 4.25, during the six months prior to the date of this Agreement, the Corporation has not, either directly or through any agent, offered any Common Stock, warrants, Series F Preferred Stock or other securities convertible into Common Stock, Series F Preferred Stock or any security or securities similar to any thereof, for sale to, or solicited any offers to buy any Common Stock, warrants, Series F Preferred Stock or other securities convertible into Common Stock, Series F Preferred Stock or any such similar security or securities from, or otherwise approached or negotiated in respect thereof with, any person or entity other than the Investors and a limited number of institutional or sophisticated investors.

4.26 No Governmental Consent or Approval Required. No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required to be made or obtained by the Corporation for or in connection with the valid and lawful authorization, execution and delivery by the Corporation of the Transaction Documents, for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Series F Shares or for or in connection with the valid and lawful authorization, reservation, issuance, sale and delivery of the Reserved Shares, except the exemptive filings under applicable securities laws set forth on Schedule 4.26, which are not required to be made until after the Closing and which shall be made on a timely basis.

4.27 Registration Rights. Except as contemplated by the Amended and Restated Registration Rights Agreement, no person has any right to cause the Corporation to effect the registration under the Securities Act of any shares of Common Stock or any other securities of the Corporation.

4.28 Employees. Except as set forth on Schedule 4.28, each employee or consultant now employed or engaged by the Corporation who has access to confidential or proprietary information of the Corporation has executed an agreement with the Corporation relating to, among other matters, non-disclosure of confidential and proprietary information and the assignment of intellectual property, each of which agreements is in full force and effect. The Corporation has complied in all material respects with all applicable state and federal equal opportunity, minimum wage, immigration, workforce reduction and other laws related to employment and termination of employment, except in those cases where such non-compliance would not reasonably be expected to cause a Material Adverse Change. No officer or key employee of the Corporation has advised the Corporation (orally or in writing) that he or she intends to terminate employment with the Corporation.

4.29 Exemptions from Securities Laws. Subject to the accuracy of the representations and warranties of the Investors set forth in Section 5 hereof, the provisions of Section 5 of the Securities Act are inapplicable to the offering, issuance, sale and delivery of the Series F Shares and the Reserved Shares, and no consent, approval, qualification or registration or filing under any state securities laws is required in connection therewith, except the exemptive filings set forth on Schedule 4.26, which are not required to be made until after the Closing and which shall be made on a timely basis.

4.30 Investment Company Act. The Corporation is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.31 Disclosure. Neither this Agreement nor any other certificate, document or written statement furnished to the Investors by or on behalf of the Corporation contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

SECTION 5. Representations and Warranties of the Investors. Each of the Investors, severally and not jointly, represents and warrants to the Corporation as follows:

5.1 Purchase for Investment. Such Investor is acquiring the Series F Shares purchasable by it hereunder for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

5.2 Unregistered Securities; Legend. Such Investor understands that the Series F Shares and the Reserved Shares have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, that the Series F Shares and the Reserved Shares must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration, that the certificates for the Series F Shares and the Reserved Shares shall bear a legend to such effect, and that appropriate stop transfer instructions may be issued. Such Investor further understands that such exemption depends upon, among other things, the bona fide nature of such Investor’s investment intent expressed herein.

5.3 Status of the Investors. Such Investor has not been formed for the specific purpose of acquiring the Series F Shares pursuant to this Agreement. Such Investor understands the term “accredited investor” as used in Regulation D promulgated under the Securities Act and represents and warrants to the Corporation that such Investor is an “accredited investor” for purposes of acquiring the Series F Shares purchasable by it hereunder.

5.4 Knowledge and Experience; Economic Risk. Such Investor has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. Such Investor is able to bear the economic risk of such investment, including a complete loss of the investment.

5.5 Access to Information. Such Investor acknowledges that such Investor and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of the Corporation concerning the Corporation and its business and the transactions contemplated by this Agreement and to obtain any additional information which the Corporation possesses or can acquire that is necessary to verify the accuracy of the information regarding the Corporation herein set forth or otherwise desired in connection with its purchase of the Series F Shares purchasable by it hereunder.

5.6 Rule 144. Such Investor understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated by the Securities and Exchange Commission under the Securities Act depends upon the satisfaction of various conditions, and that such exemption is not currently available.

5.7 Place of Business. Such Investor has listed its principal place of business or registered address next to its name on the signature page hereto.

5.8 Authorization of Transaction Documents. Such Investor has duly authorized, executed and delivered the Transaction Documents to which such Investor is a party, and such Transaction Documents constitute the valid and binding obligation of such Investor, enforceable against such Investor in accordance with their terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

SECTION 6. Conditions Precedent to Closing by the Investors.

6.1 Closing. The obligation of each Investor to purchase and pay for the Series F Shares being purchased by such Investor at the Closing is subject to satisfaction (or waiver by such Investor) of the following conditions precedent at or before the Closing:

(a) Corporate Proceedings. All corporate and other proceedings to be taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained and all documents incident to such transactions shall be reasonably satisfactory in form and substance to the Investors and their counsel, who shall have received all such originals or certified or other copies of such documents as they may reasonably request.

(b) Representations and Warranties Correct. The representations and warranties made by the Corporation in Section 4 hereof (each as modified by any schedule referred to therein) shall be true and correct when made, and shall be true and correct in all material respects at the time of the Closing with the same force and effect as if they had been made at and as of the time of the Closing.

(c) Compliance with Covenants. The Corporation shall have duly complied with and performed all covenants and agreements of the Corporation herein which are required to be complied with and performed at or before the Closing.

(d) Certificate of Compliance. The Corporation shall have provided to the Investors a certificate, dated the date of the Closing, in form and substance reasonably satisfactory to the Investors, confirming compliance with the conditions set forth in Sections 6.1(b) and 6.1(c).

(e) Secretary’s Certificate. The Secretary or an Assistant Secretary of the Corporation shall have delivered to the Investors a certificate, dated the date of the Closing, certifying: (a) that attached thereto is a true and complete copy of the By-Laws of the Corporation as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the stockholders of the Corporation authorizing the transactions contemplated by this Agreement and any other actions necessary thereto; (c) that attached thereto is a true and complete copy of the Certificate of Incorporation as in effect on the date of such certification; and (d) to the incumbency and signatures of the officers of the Corporation executing the Transaction Documents.

(f) Opinion of Counsel. Each of the Investors purchasing Series F Shares shall have received an opinion of Ropes & Gray LLP, counsel for the Corporation, addressed to such Investors, in substantially the form attached hereto as Exhibit 6.1(f).

(g) Related Agreements and Documents. At or before the Closing, the parties thereto shall have executed and delivered the Transaction Documents, and the Corporation shall have delivered to the Investors such other documents consistent with the terms hereof as they shall reasonably request.

(h) Securities Matters. All consents, approvals, qualifications, registrations, notices and filings required to be obtained or effected as of the Closing under any applicable securities laws of any state or other jurisdiction in connection with the issuance, sale and delivery of the Series F Shares and the Reserved Shares shall have been obtained or effected and copies of the same delivered to each of the Investors.

(i) Management Rights Letters. The Corporation shall have executed and delivered to each Investor that so requests a management letter substantially in the form attached hereto as Exhibit 6.1(i).

(j) Delivery of Certificates for Series F Shares. The Corporation shall have delivered to each Investor a certificate for the number and type of Series F Shares being purchased by such Investor at the Closing, each registered in the name of such Investor.

SECTION 7. Conditions Precedent to Closing by the Corporation. The obligation of the Corporation to issue and sell the Series F Shares being sold to the Investors at the Closing is subject to satisfaction (or the waiver by the Corporation) of the following conditions precedent at or before the Closing:

7.1 Representations and Warranties. The representations and warranties made in Section 5 hereof by the Investors purchasing shares at the Closing shall be true and correct when made, and shall be true and correct in all material respects at the time of the Closing with the same force and effect as if they had been made at and as of the time of the Closing.

7.2 Related Agreements and Documents. At or before the Closing, the parties thereto shall have executed and delivered the Transaction Documents.

7.3 Tender of Payment. At the Closing, the Investors shall have tendered payment for the Series F Shares being sold at the Closing.

SECTION 8. Fees; Brokers.

8.1 Fees and Expenses. Each party to this Agreement shall bear all of its own fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, including all fees of such party’s legal counsel.

8.2 Brokers. The Corporation represents and warrants to the Investors that (a) neither the Corporation nor any of its officers, directors, employees or stockholders, has employed any broker or finder in connection with the transactions contemplated by this Agreement, and (b) no person or entity will have, as a result of the transactions contemplated by this Agreement, any right to, interest in, or claim against or upon the Corporation or any Investor for, any commission, fee or other compensation as a finder or broker because of any act or omission by the Corporation or any agent of the Corporation.

SECTION 9. Remedies. In case any one or more of the representations, warranties, covenants or agreements set forth in this Agreement shall have been breached by the Corporation, the Investors may proceed to protect and enforce their rights either by suit in equity or by action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement.

SECTION 10. Indemnification; Limitations on Liability.

10.1 The Corporation shall indemnify, defend and hold the Investors harmless from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal and accounting fees and expenses), which would not have been incurred if (a) all of the representations and warranties of the Corporation in the Transaction Documents (each as modified by any schedule referred to therein) had been true and correct when made and at the time of the Closing, (b) all of the covenants and agreements of the Corporation in the Transaction Documents had been duly and timely complied with and performed and (c) a third party claim against such party had not been brought due to the Corporation not duly and timely complying with the advanced notice provisions of the warrants and agreements listed on Schedule 4.11; provided, however, that the aggregate liability of the Corporation to each Investor under this Section 10.1 shall not exceed the aggregate purchase price of the Series F Shares purchased by such Investor hereunder.

SECTION 11. Exchanges; Lost, Stolen or Mutilated Certificates. Upon surrender by any Investor to the Corporation of or any certificate representing Series F Shares or Reserved Shares, the Corporation at its expense shall issue in exchange therefor, and deliver to such Investor, new certificates representing such Series F Shares or Reserved Shares, as the case may be, in such amounts or denominations as may be requested by such Investor. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any Series F Shares or Reserved Shares and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation at its expense shall issue and deliver to such Investor a new certificate for such Series F Shares or Reserved Shares, of like tenor, in lieu of such lost, stolen or mutilated certificate.

SECTION 12. Survival of Representations, Warranties and Agreements. The covenants, representations and warranties of the parties contained herein shall survive any Closing hereunder. Each of the parties may rely on such covenants, representations and warranties irrespective of any investigation made, or notice or knowledge held by, it or any other person. All statements contained in any certificate or other instrument delivered by any party pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by such party under this Agreement, subject to the qualifications set forth herein and therein.

SECTION 13. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto and, except as otherwise expressly provided herein, each other person who shall become a registered holder named in a certificate evidencing Series F Shares or Reserved Shares transferred to such holder by any of the Investors or their permitted transferees, and (except as aforesaid) their respective legal representatives, successors and assigns.

SECTION 14. Entire Agreement; Effect on Prior Documents. This Agreement and the other documents referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the financing transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings among them with respect thereto.

SECTION 15. Notices. All notices, requests, consents and other communications hereunder (“Notices”) to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties and shall be deemed given (a) when delivered in person or duly sent by fax showing confirmation of receipt, (b) three days after being duly sent by first class mail postage prepaid (other than in the case of Notices to or from any non-U.S. resident, which Notices must be sent in the manner specified in clause (a) or (c)), or (c) two days after being duly sent by DHL, Federal Express or other recognized express international courier service:

(a)	if to the Corporation, to:

Acceleron Pharma Inc.

128 Sidney Street

Cambridge, MA 02139

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02119-3600

Attn: Marc Rubenstein

Fax: (617) 951-7050

(b) if to the Investors, to their respective addresses as set forth on the Schedule of Investors.

SECTION 16. Amendments; Waivers. This Agreement may be amended, and compliance with the provisions of this Agreement may be omitted or waived, only by the written agreement of the Corporation and Investors or assignees of their rights hereunder holding at least seventy-five percent (75%) in voting power of the then outstanding Series F Shares and Reserved Shares issued upon conversion thereof, provided, however, that no Investor shall, without its consent, be adversely affected by any such modification, amendment or waiver in any manner in which the other Investors are not likewise adversely affected.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages.

SECTION 18. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 19. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 20. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

SECTION 21. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Series F Convertible Preferred Stock Purchase Agreement as of the day and year first written above.

ACCELERON PHARMA INC.

By:	/s/ John Knopf
John Knopf, Chief Executive Officer

Signature Page to Stock Purchase Agreement

ACCELERON PHARMA INC.

Series F Convertible Preferred Stock

Purchase Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned investor hereby agrees (i) that it is an “Investor” as defined in the Series F Convertible Preferred Stock Purchase Agreement dated as of December 22, 2011 among Acceleron Pharma Inc. and the other parties thereto (the “Purchase Agreement”), (ii) that it is a party to the Purchase Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 22nd day of December, 2011.

POLARIS VENTURE PARTNERS IV, L.P.

BY: POLARIS VENTURE MANAGEMENT CO. IV, L.L.C.
ITS GENERAL PARTNER

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND IV, L.P.

BY: POLARIS VENTURE MANAGEMENT CO. IV, L.L.C.
ITS GENERAL PARTNER

By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

Address: 1000 Winter Street, Suite 3350 Waltham, MA 02451

Signature Page to Stock Purchase Agreement

ACCELERON PHARMA INC.

Series F Convertible Preferred Stock

Purchase Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned investor hereby agrees (i) that it is an “Investor” as defined in the Series F Convertible Preferred Stock Purchase Agreement dated as of December 22, 2011 among Acceleron Pharma Inc. and the other parties thereto (the “Purchase Agreement”), (ii) that it is a party to the Purchase Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 22nd day of December, 2011.

VENROCK PARTNERS, L.P.,

by its General Partner, Venrock Partners Management, LLC

VENROCK ASSOCIATES IV, L.P., by its General Partner, Venrock Management IV, LLC

VENROCK ENTREPRENEURS FUND IV, L.P.,

by its General Partner, VEF Management IV, LLC

Address: 530 Fifth Avenue, 22nd Floor New York, NY 10036

Signature Page to Stock Purchase Agreement

ACCELERON PHARMA INC.

Series F Convertible Preferred Stock

Purchase Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned investor hereby agrees (i) that it is an “Investor” as defined in the Series F Convertible Preferred Stock Purchase Agreement dated as of December 22, 2011 among Acceleron Pharma Inc. and the other parties thereto (the “Purchase Agreement”), (ii) that it is a party to the Purchase Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 22nd day of December, 2011.

ADVANCED TECHNOLOGY VENTURES VII, L.P.		ADVANCED TECHNOLOGY VENTURES VII(C), L.P.

By:	ATV Associates VII, L.L.C., Its General Partner	By:	ATV Associates VII, L.L.C. its General Partner

By:	/s/ Jean George	By:	/s/ Jean George
Name:	Jean George	Name:	Jean George
Title:	Managing Director	Title:	Managing Director

ADVANCED TECHNOLOGY VENTURES VI, L.P.		ATV ALLIANCE 2003, L.P.

By:	ATV Associates VI, L.L.C., its General Partner	By:	ATV Alliance Associates, L.L.C., Its General Partner

By:	/s/ Jean George	By:	/s/ Jean George
Name:	Jean George	Name:	Jean George
Title:	Managing Director	Title:	Managing Director

ADVANCED TECHNOLOGY VENTURES VII (B), L.P.		ATV ENTREPRENEURS VI, L.P.

By:	ATV Associates VII, L.L.C., its General Partner	By:	ATV Associates VI, L. L. C., its General Partner

By:	/s/ Jean George	By:	/s/ Jean George
Name:	Jean George	Name:	Jean George
Title:	Managing Director	Title:	Managing Director

ATV ENTREPRENEURS VII, L.P.

By:	ATV Associates VII, L.L.C., its General Partner

By:	/s/ Jean George
Name:	Jean George
Title:	Managing Director

Address: Bay Colony Corporate Center 1000 Winter Street, Suite 3700 Waltham, MA 02451

Signature Page to Stock Purchase Agreement

ACCELERON PHARMA INC.

Series F Convertible Preferred Stock

Purchase Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned investor hereby agrees (i) that it is an “Investor” as defined in the Series F Convertible Preferred Stock Purchase Agreement dated as of December 22, 2011 among Acceleron Pharma Inc. and the other parties thereto (the “Purchase Agreement”), (ii) that it is a party to the Purchase Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 22 day of December, 2011.

CELGENE CORPORATION

By:	/s/ Perry Karsen
Name:	Perry Karsen
Title:	Chief Operations Officer
Address:	86 Morris Avenue Summit, NJ 07901

Signature Page to Stock Purchase Agreement

ACCELERON PHARMA INC.

Series F Convertible Preferred Stock

Purchase Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned investor hereby agrees (i) that it is an “Investor” as defined in the Series F Convertible Preferred Stock Purchase Agreement dated as of December 22, 2011 among Acceleron Pharma Inc. and the other parties thereto (the “Purchase Agreement”), (ii) that it is a party to the Purchase Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 22nd day of December, 2011.

ORBIMED PRIVATE INVESTMENTS II, LP		ORBIMED PRIVATE INVESTMENTS II (QP), LP

By:	Orbimed Capital GP II LLC its General Partner	By:	Orbimed Capital GP II LLC its General Partner

By:	/s/ Carl Gordon	By:	/s/ Carl Gordon
Name:	Carl Gordon	Name:	Carl Gordon
Title:	Member	Title:	Member

UBS JUNIPER CROSSOVER FUND, L.L.C.

By:	Orbimed Advisors LLC its Member

By:	/s/ Carl Gordon
Name:	Carl Gordon
Title:	Member

Address:	767 Third Avenue, 30th Floor
New York, NY 10017

Signature Page to Stock Purchase Agreement

ACCELERON PHARMA INC.

Series F Convertible Preferred Stock

Purchase Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned investor hereby agrees (i) that it is an “Investor” as defined in the Series F Convertible Preferred Stock Purchase Agreement dated as of December 22, 2011 among Acceleron Pharma Inc. and the other parties thereto (the “Purchase Agreement”), (ii) that it is a party to the Purchase Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 22nd day of December, 2011.

APPLIED GENOMIC TECHNOLOGY CAPITAL FUND, L.P.; AGTC ADVISORS FUND, L.P.

Each by: AGTC Partners, L.P., its General
Partner

By: NewcoGen Group Inc., its General Partner

Address: 1 Memorial Drive, 7th Fl. Cambridge, MA 02142

Signature Page to Stock Purchase Agreement

ACCELERON PHARMA INC.

Series F Convertible Preferred Stock

Purchase Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned investor hereby agrees (i) that it is an “Investor” as defined in the Series F Convertible Preferred Stock Purchase Agreement dated as of December 22, 2011 among Acceleron Pharma Inc. and the other parties thereto (the “Purchase Agreement”), (ii) that it is a party to the Purchase Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 22nd day of December, 2011.

BESSEMER VENTURE PARTNERS VII
L.P.,
BESSEMER VENTURE PARTNERS VII
INSTITUTIONAL L.P.

By: Deer VII & Co. L.P., their General
Partner
By: Deer VII & Co. Ltd., its General Partner

By:	/s/ Edmund Colloton
Name:	Edmund Colloton
Title:	Director

Address: c/o Bessemer Venture Partners 1865 Palmer Avenue, Suite 104 Larchmont, NY 10538

Signature Page to Stock Purchase Agreement

ACCELERON PHARMA INC.

Series F Convertible Preferred Stock

Purchase Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned investor hereby agrees (i) that it is an “Investor” as defined in the Series F Convertible Preferred Stock Purchase Agreement dated as of December 22, 2011 among Acceleron Pharma Inc. and the other parties thereto (the “Purchase Agreement”), (ii) that it is a party to the Purchase Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 22nd day of December, 2011.

ALKERMES, INC.

By:	/s/ Michael Landine
Name:	MICHAEL LANDINE
Title:	SENIOR VICE PRESIDENT

Address:	852 Winter Street Waltham, MA 02451

Signature Page to Stock Purchase Agreement

ACCELERON PHARMA INC.

Series F Convertible Preferred Stock

Purchase Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned investor hereby agrees (i) that it is an “Investor” as defined in the Series F Convertible Preferred Stock Purchase Agreement dated as of December 22, 2011 among Acceleron Pharma Inc. and the other parties thereto (the “Purchase Agreement”), (ii) that it is a party to the Purchase Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 22nd day of December, 2011.

SUTTER HILL VENTURES, A CALIFORNIA LIMITED PARTNERSHIP		DAVID L. ANDERSON, TRUSTEE OF THE ANDERSON LIVING TRUST U/A/D 1/22/98

By:	Sutter Hill Ventures, L.L.C.
its General Partner

By:	/s/ Jeffrey W. Bird	By:	/s/ Robert Yin
Name:	Jeffrey W. Bird		David L. Anderson, Trustee
Title:	Managing Director		By Robert Yin Under Power of Attorney

ANVEST, L.P.		G. LEONARD BAKER, JR. AND MARY ANNE BAKER, CO-TRUSTEES OF THE BAKER REVOCABLE TRUST U/A/D 2/3/03

By:	/s/ Robert Yin	By:	/s/ Robert Yin
	David L. Anderson, Trustee of The Anderson Living		G. Leonard Baker, Jr., Trustee
Trust U/A/D 1/22/98, General Partner

	By Robert Yin		By Robert Yin
	Under Power of Attorney		Under Power of Attorney

SAUNDERS HOLDINGS, L.P.		YOVEST, L.P.

By:	/s/ Robert Yin	By:	/s/ Robert Yin
	G. Leonard Baker, Jr., Trustee of The Baker Revocable Trust U/A/D 2/3/03, General Partner		William H. Younger, Jr., Trustee of The William H. Younger, Jr. Revocable Trust U/A/D 8/5/09, General Partner

	By Robert Yin		By Robert Yin
	Under Power of Attorney		Under Power of Attorney

ROOSTER PARTNERS, LP		GREGORY P. SANDS AND SARAH J.D. SANDS AS TRUSTEES OF GREGORY P. AND SARAH J.D. SANDS TRUST AGREEMENT DATED 2/24/99

By:	/s/ Robert Yin	By:	/s/ Robert Yin
	Tench Coxe, Trustee of The Coxe Revocable Trust U/A/D 4/23/98, General Partner		Gregory P. Sands, Trustee

	By Robert Yin		By Robert Yin
	Under Power of Attorney		Under Power of Attorney

JAMES C. GAITHER, TRUSTEE OF THE GAITHER REVOCABLE TRUST U/A/D 9/28/2000		TALLACK PARTNERS, L.P.

By:	/s/ Robert Yin	By:	/s/ Robert Yin
	James C. Gaither Trustee		James C. Gaither, Trustee of The Gaither Revocable Trust U/A/D 9/28/2000, General Partner

	By Robert Yin		By Robert Yin
	Under Power of Attorney		Under Power of Attorney

Signature Page to Stock Purchase Agreement

JAMES N. WHITE AND PATRICIA A. O’BRIEN AS TRUSTEES OF THE WHITE FAMILY TRUST U/A/D 4/3/97		JEFFREY W. BIRD AND CHRISTINA R. BIRD AS TRUSTEES OF JEFFREY W. AND CHRISTINA R. BIRD TRUST AGREEMENT DATED 10/31/00

By:	/s/ Robert Yin	By:	/s/ Jeffrey W. Bird
	James N. White Trustee		Jeffrey W. Bird, Trustee

By Robert Yin
Under Power of Attorney

ANDREW T. SHEEHAN AND NICOLE J. SHEEHAN AS TRUSTEES OF SHEEHAN 2003 TRUST		MICHAEL L. SPEISER AND MARY ELIZABETH SPEISER, CO TRUSTEES OF SPEISER TRUST AGREEMENT DATED 7/19/06

By:	/s/ Robert Yin	By:	/s/ Robert Yin
	Andrew T. Sheehan, Trustee		Michael L. Speiser, Trustee

	By Robert Yin		By Robert Yin
	Under Power of Attorney		Under Power of Attorney

Address:	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304-1005

Signature Page to Stock Purchase Agreement

ACCELERON PHARMA INC.

Series F Convertible Preferred Stock

Purchase Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned investor hereby agrees (i) that it is an “Investor” as defined in the Series F Convertible Preferred Stock Purchase Agreement dated as of December 22, 2011 among Acceleron Pharma Inc. and the other parties thereto (the “Purchase Agreement”), (ii) that it is a party to the Purchase Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 22nd day of December, 2011.

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Sherryl W. Casella	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Robert Yin

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Lynne B. Graw

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Diane J. Narr	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Yu-Ying Chen

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Post)

Address:

Wells Fargo Bank, N.A.

Attention: Tom Thurston

600 California Street 12th Floor

MAC A0193-120

San Francisco, CA 94108

Phone (415) 396-3736

Fax (415) 975-7539

Email: thursttm@wellsfargo.com

The above WFB address is for overnite mail (Fed Ex, etc.)

For mailing, the address is

Ms. Tom Thurston

Wells Fargo Bank

MAC-A0101-021

P.O. Box 63050

San Francisco, CA 94163

By:	/s/ Thomas M. Thurston
Name:	Thomas M. Thurston
Title:	Vice President

Signature Page to Stock Purchase Agreement

ACCELERON PHARMA INC.

Series F Convertible Preferred Stock

Purchase Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned investor hereby agrees (i) that it is an “Investor” as defined in the Series F Convertible Preferred Stock Purchase Agreement dated as of December 22, 2011 among Acceleron Pharma Inc. and the other parties thereto (the “Purchase Agreement”), (ii) that it is a party to the Purchase Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 22nd day of December, 2011.

QVT FUND LP,		QUINTESSENCE FUND L.P.,

BY: ITS GENERAL PARTNER, QVT ASSOCIATES GP LLC		BY: ITS GENERAL PARTNER, QVT ASSOCIATES GP LLC

By:	/s/ Keith S. Manchester	By:	/s/ Keith S. Manchester
Name:	Keith S. Manchester	Name:	Keith S. Manchester
Title:	Portfolio Manager	Title:	Portfolio Manager

Address:	c/o QVT Financial LP
1177 Avenue of the Americas
9th Floor
New York, NY 10036

Signature Page to Stock Purchase Agreement

ACCELERON PHARMA INC.

Series F Convertible Preferred Stock

Purchase Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned investor hereby agrees (i) that it is an “Investor” as defined in the Series F Convertible Preferred Stock Purchase Agreement dated as of December 22, 2011 among Acceleron Pharma Inc. and the other parties thereto (the “Purchase Agreement”), (ii) that it is a party to the Purchase Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 22nd day of December, 2011.

AVALON VENTURES VI, LP		AVALON VENTURES VI, GP FUND, LLC

By:	/s/ Douglas Downs	By:	/s/ Douglas Downs
Name:	Douglas Downs	Name:	Douglas Downs
Title:	Authorized Signer & CFO	Title:	Authorized Signer & CFO

Address:	1134 Kline St
La Jolla, CA 92037

Signature Page to Stock Purchase Agreement

ACCELERON PHARMA INC.

Series F Convertible Preferred Stock

Purchase Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned investor hereby agrees (i) that it is an “Investor” as defined in the Series F Convertible Preferred Stock Purchase Agreement dated as of December 22, 2011 among Acceleron Pharma Inc. and the other parties thereto (the “Purchase Agreement”), (ii) that it is a party to the Purchase Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 22nd day of December, 2011.

MIDCAP FINANCIAL, LLC, a Delaware limited liability company

By:	/s/ Luis Viera
Name:	Luis Viera
Title:	Managing Director

Address:	7255 Woodmont Avenue Suite 200 Bethesda, MD 20814 Attention: Mr. Bob Goodridge

Signature Page to Stock Purchase Agreement

ACCELERON PHARMA INC.

Series F Convertible Preferred Stock

Purchase Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned investor hereby agrees (i) that it is an “Investor” as defined in the Series F Convertible Preferred Stock Purchase Agreement dated as of December 22, 2011 among Acceleron Pharma Inc. and the other parties thereto (the “Purchase Agreement”), (ii) that it is a party to the Purchase Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Purchase Agreement.

EXECUTED this 22nd day of December, 2011.

HERCULES TECHNOLOGY II, L.P.

By:	/s/ K. Nicholas Martitsch
Name:	K. Nicholas Martitsch
Title:	Associate General Counse|

Address:	400 Hamilton Avenue Suite 310 Palo Alto, CA 94301

Signature Page to Stock Purchase Agreement